Exhibit 10.21
INVESTMENT MANAGEMENT AGREEMENT (as amended, supplemented and/or otherwise modified from time to time, this ·'Agreement"), dated as of April 25, 2018, between DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a corporation organized under the laws of the State of Delaware and a U.S. registered investment adviser (the Manager''), and the client set forth on the signature page hereto (together with any other account entities listed in Schedule B attached hereto, the "Client").
W I T N E S S ET H:
WHEREAS, the Client has the authority to appoint managers to manage the funds held in one or more current or future accounts with the Manager (the "Account"); the Client has determined to appoint the Manager to manage the Account in accordance with any investment policies and guidelines attached hereto as Schedule A, as the same may be effected or amended from time to time by the Client with respect to a particular portfolio (the "Investment Guidelines"); and the Manager has agreed to accept such responsibility;
NOW, THEREFORE, the Client and the Manager agree as follows:
1.    Appointment of the Manager. The Client hereby appoints the Manager as investment manager with respect to the Account, which Account shall consist of such sums of money and other property, or part interests therein, as shall be agreed upon by the Manager and the Client and such earnings, profits, increments and accruals thereon (less losses, deductions and withdrawals) as may occur from time to time. Subject to prior written consent from the Client and to Section 23 generally, such consent not to be unreasonably withheld, the Client hereby agrees that the Manager may delegate its discretionary investment, advisory and other rights, powers and functions hereunder to any of its affiliates (subject always to such affiliates having maintained all required and appropriate authorizations and registration to conduct the business contemplated hereunder), and middle and back office administrative functions to State Street Bank and Trust ("State Street'') without further written consent of the Client, provided, however, that the Manager shall (i) provide prompt written notice to the Client of such delegation, and (ii) always remain liable to the Client for its obligations hereunder. For the avoidance of doubt, no sub-delegation of any aspect of this Agreement will relieve the Manager of any of its obligations hereunder. References herein to the Manager shall include, as the context may require, any of the Manager's affiliates that are selected to manage assets under this Agreement. The Manager hereby accepts, on behalf of itself and on behalf of its affiliates, such appointment. provided that any affiliate of the Manager that is delegated authority under this Agreement shall accept such delegation in an agreement between the Manager and any such affiliate and acknowledge that it is a fiduciary with respect to the Account, although the absence of any such agreement shall not relieve the Manager of any its obligations hereunder. The Client agrees the Manager will not enter into transactions for the Account until the Client, or the Custodian (as defined below), initially funds the Account with suitable assets, cash or cash substitutes, as determined by the Manager.
2.    Manager Representations. Warranties and Agreements. The Manager represents, warrants and agrees that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and in each state necessary under this Agreement, where such registration or authorization is required; and, as a result of its acceptance of the appointment as Manager, it is a fiduciary with respect to the assets of the Account for which it provides investment management services hereunder, and expressly assumes the duties, responsibilities and obligations of a fiduciary with respect to the services described hereunder. The Manager hereby represents that this Agreement has been duly authorized, executed and delivered by the Manager and constitutes its legal, binding and valid obligation enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. The Manager further represents that it will not deal with the Account and the assets invested therein for its own interest or for its own account. Both parties acknowledge and agree that nothing herein establishes, or shall be deemed to establish, a partnership, affiliation or agency relationship for United States federal or states tax purposes.
3.    Client Representations, Warranties and Agreements. The Client represents, warrants and agrees that:
(a)    Investment of the Account as contemplated hereunder satisfies the funding policy and the diversification and liquidity requirements of the Client, and that the Client understands the risks involved in investing in the investments set forth in the Investment Guidelines;
(b)    The Client is duly organized and validly existing under the laws of its jurisdiction of incorporation, and the transactions contemplated by this Agreement and the Investment Guidelines (the "Transactions") are duly authorized by the Client and, upon execution and delivery of this Agreement, will be binding upon Client on its terms. When the Client enters into Transactions with a Broker counterparty, within the meaning of Section 6 of this Agreement, such Transactions will be the legal, valid and binding obligations of the Client and are consistent with and permissible for the Client and/or the Account;
(c)    No restrictions exist on the transfer, sale or other disposition of any of the assets of the Account and no option, lien, charge, security or encumbrance exists or will, due to any act or omission of the Client, exist over any of such assets;
(d)    Without limitation, the transactions and agreements which the Manager enters into on behalf of the Client with a counterparty pursuant to this Agreement will not violate the constituent documents of, any law, rule, regulation, order or judgment binding on the Client or the Account, or any contractual restriction binding on or affecting the Client or the Account or its properties and no governmental or other notice or consent is required in connection with the execution, delivery or performance of this Agreement or of any agreements governing or relating to such obligations;
(e)    The Client has provided to the Manager all documentation requested by the Manager regulating the Account and shall, to the extent commercially reasonable, provide such further documentation, including financial and other documentation, which the Manager may reasonably request in furtherance of its obligations hereunder. The Client shall use commercially reasonable efforts to ensure that any such documentation, including, without limitation, the Client's financial or other information provided to the Manager, will be materially accurate. In addition, the Client will furnish the Manager with additional financial information as may be reasonably required by the Manager in connection with the performance of its obligations hereunder;

(f)    The Manager may include the name of the Client on any representative client list, subject to the prior written consent of the Client;
(g)    The Client is a Qualified Institutional Buyer ("QIB"), as such term is defined in Rule 144A(a)(l)(i) of the Securities Act of 1933, as amended. The Client shall promptly notify the Manager in writing if the Client ceases to be a QIB and further agrees to provide such evidence of its status as a QIB as the Manager may reasonably request from time to time;
(h)    The Client shall use commercially reasonable efforts to notify the Manager before or immediately upon the occurrence, or if it knows or has reason to know of the occurrence or likelihood of the occurrence, of any event which causes a change in the representations and warranties under this Agreement or which (A) makes investments made pursuant to this Agreement unlawful or unsuitable for the Client or the Account; or (B) would operate to limit, suspend or terminate the authority of the Client;
(i)    The Account is not subject to the terms of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor elects to be treated as subject to its terms;
(j)    The Client represents and warrants that neither it, nor any other person, has registered nor will register as a commodity pool operator of the Account under the United States Commodity Exchange Act of 1936, as amended and the rules thereunder of the Commodity Futures Trading Commission;
(k)    the Client is not a "restricted person" for the purposes of FINRA Rule 5130 or a "covered person" for purposes of FINRA Rule 5131 (collectively, the "New Issues Rules"), or that the Client is otherwise exempt from the prohibitions of the New Issues Rules and will notify the Manager of either becoming a --restricted person" or a "covered person" for the purposes of the New Issues Rules or ceases to be exempt from the prohibitions of the New Issues Rules; and
(l)    The Client is not a registered investment company under the Investment Company Act of 1940, as amended (the "Company Act") and does not rely on an exemption from such registration under Sections 3(c)(1) or 3(c)(7) of the Company Act.
4.    Investment Discretion: Authority to Contract and Use Agents. (a) The Manager shall invest and reinvest the assets of the Account, in accordance with the Investment Guidelines, without distinction between principal and income, in such investments and in such shares and proportions as it, in its absolute discretion, may deem advisable. In fulfilling these investment responsibilities pursuant to this Agreement, the Manager is authorized to bind and obligate the Account for the carrying out of contracts, arrangements, or transactions entered into by the Manager on the Account's behalf, and to employ or use broker-dealers, banks or other agents that it may select, including its affiliates, domestic or foreign.
(b)    Notwithstanding anything to the contrary in the foregoing paragraph, the Manager shall discharge the foregoing powers and discretions in accordance with the Investment Guidelines. In implementing such policies and exercising its authority hereunder, the Manager shall be responsible solely for the investment and reinvestment of assets in the Account and shall have no duty to inquire into or review the management or investment of any other assets of the Client.

(c)    Unless otherwise agreed upon, the Investment Guidelines shall be applied at the time of an investment's purchase. In the event that the Account, or any investment of the Account, exceeds or otherwise fails to comply with the Investment Guidelines as a result of changes in market conditions, the Manager shall take such corrective action, in its sole discretion, as it deems advisable.
(d)    Except to the extent otherwise directed by the Client, the Manager shall be responsible for voting all proxies that are solicited with respect to the Account and shall keep such records as may from time to time be required. All proxies will be voted and elections made in accordance with the Manager's written policy in effect from time to time, receipt of which the Client hereby acknowledges. The Client shall instruct the Custodian to forward promptly to the Manager receipt of such communications, and shall instruct the Custodian to follow the Manager's instructions concerning the same. The Manager shall not be responsible for voting proxies or for responding to any shareholder actions not timely received by the Manager. The Manager will make available to the Client all information concerning the voting of proxies and shareholder actions.
5.    Custody and Safekeeping. The Client has designated a custodian for the Account (the “Custodian”) and has informed the Manager of the appointment of the Custodian and has directed the Custodian to take instructions from the Manager. At the date of entering into this Agreement, the Custodian is The Bank of New York Mellon. In the event the Custodian designated by the Client changes, Client shall notify the Manager of such change. Except as provided in Section 7, exclusive responsibility for the custody and safekeeping of the assets constituting the Account shall remain with the Custodian. The Manager shall provide the Custodian with such documents and information, including certification of the Manager's duly authorized representatives, as the Custodian may reasonably request. All directions given by the Manager to the Custodian shall be in writing, and signed by an authorized representative of the Manager; provided, however, that the Custodian may accept oral directions from the Manager, subject to confirmation in writing. In the event the Manager effects a purchase or a sale of a security on behalf of the Account and the relevant security is not available in the Account for delivery to the purchaser of such security or sufficient cash is not available in the Account for payment to the seller of such security, as applicable, because such security or cash was transferred out of the Account pursuant to the Client's instructions and without prior reasonable notice to the Manager, the Manager shall not be liable for and shall be indemnified and held harmless by the Client against any suit, claim, loss, liability, cost or expense (including, but not limited to, reasonable counsel fees and expenses) resulting from such a transaction, save where such circumstances arise as a result of the fraud, willful or reckless misconduct or negligence on the part of the Manager. To the extent that the Custodian selected by the Client uses an affiliate of the Manager as a local subcustodian, the Client hereby consents to any transaction effected as a service with such local subcustodian necessary to invest and hold assets in such local market, on the same terms and conditions as other similarly situated clients of such Custodian.
6.    Financial Futures, Options on Financial Futures. and Foreign Exchange. To the extent (i) permitted under the Investment Guidelines, and (ii) Client's trust agreement, board resolution, enabling legislation or other supporting documents evidence that such Transactions are permitted for the Client and to the extent set forth in the Investment Guidelines, the Manager may purchase and sell exchange-traded financial futures contracts, options on futures contracts, and options. The Manager may open futures and options accounts and execute futures and options account agreements. In connection with the Client's establishment of a futures customer account and execution of a futures customer agreement, the Manager is authorized to disclose the amount of the Client's assets under management from time to time as may be required by one or more futures commission merchants or other transaction counterparties ("Brokers"), or as required by regulatory authorities. The Manager may direct the Custodian to pledge or deposit assets of the Account with one or more Brokers, and direct such Brokers in the course or in connection with investment of such assets in satisfaction of exchange related margin requirements and other related payments required by the terms of the agreements between the Client and such Brokers. The Client hereby agrees and acknowledges that to the extent permitted under applicable law, foreign exchange transactions may be executed with affiliates of the Manager.
7.    Investments. Until otherwise directed by the Client, the assets in the Account shall be invested in accordance with the Investment Guidelines; provided, however, that the Manager may maintain any part of the Account uninvested in cash pending investment or distribution, or otherwise as it shall deem reasonable and prudent (acting in a good faith and commercially reasonable manner), and such cash balances may be invested, to the extent practicable, in short term investment funds maintained by the Manager or a third party for which a description shall be provided to the Client (collectively, the "Investment Funds"). The Client acknowledges receipt of the applicable prospectuses for the Investment Funds ("Descriptions") as in effect on the date of this Agreement and any other documents or information deemed relevant to the Client's decision to permit the investment of the Account in specific Investment Funds.
8.    Affiliated Deposits. The Client hereby approves the use of deposits of Deutsche Bank AG or an affiliate.
9.    Affiliated Mutual Funds and Other Pooled Funds. The Client hereby acknowledges and agrees that from time to time, the Manager may invest Account assets in collective investment vehicles managed by the Manager or an affiliate, including but not limited to open or closed-end mutual funds, whether or not registered under the Company Act, registered with any foreign regulatory authority, or any other pooled vehicle, including but not limited to unit trusts, business trusts, limited partnerships or limited liability companies.
9.     Affiliated Brokerage. The Client hereby authorizes Manager to effect agency transactions and agency cross-transactions through affiliated broker-dealers and the Client acknowledges that the Manager, in effecting or executing agency cross transactions, will have potentially conflicting divisions of loyalties and responsibilities regarding the parties to the transactions. Furthermore, the Client acknowledges that the Account is subject to Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder and accordingly, the Client authorizes the affiliates of the Manager that are members of a national securities exchange or have the right to trade on such an exchange, to execute transactions on such exchange for the Account and to retain compensation for such transactions.
10.    Affiliated Underwritings. The Client hereby approves the purchase of securities in a public offering or a Rule 144A offering where an affiliate of the Manager is a member or a manager of the syndicate and/or the trustee of the underlying assets of the security.

11.    Non-Exclusivity of Services: Aggregation of Orders. The services of the Manager are not exclusive. The Manager and its affiliates will perform investment advisory and portfolio management services for various other clients and it is agreed that the Manager may give advice and take action with respect to such other funds and other clients or for its own account or for the account of any of its affiliates or for the accounts of any of their clients (collectively, "Other Accounts") which may differ from the advice or the timing or nature of action taken with respect to the Account or the Investment Funds. Furthermore, the Manager shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Account or the Investment Funds any security or instrument which the Manager or an affiliate may purchase or sell for Other Accounts. The Manager may aggregate orders for the Account and for the Investment Funds with orders for Other Accounts. Notwithstanding the foregoing, the Manager shall use its commercially reasonable efforts to cause investment opportunities to be allocated or rotated amongst its clients, including the Client, in a manner deemed equitable. To the extent a conflict of interest arises, the Manager will ensure that such transactions are effected on terms which are not materially less favourable to the Client than if the conflict or potential conflict had not existed. Any conflicts which the Manager is not able to manage effectively shall be promptly disclosed by the Manager to the Client.
12.    Manager's Affiliates. Affiliates of the Manager may be dealers in equity and debt securities, and from time to time may be underwriters or dealers of securities that may be bought for, held in, or sold from the Account or the Investment Funds. With respect to each such instance, the Manager represents that all transactions that are effected for the Account or the Investment Funds will be made solely in furtherance of their respective investment goals, in accordance with the Investment Guidelines, and the fact that the Manager's affiliate is acting as an underwriter or dealer will not be a factor in the investment decision. In this regard, the Client understands that the Manager is part of a worldwide, full service investment banking, broker-dealer, asset management organization, and as such, the Manager and its affiliates (the “Firm”) and their managing directors, directors, officers and employees (“Personnel”) may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held by the Manager for the Account. The Firm may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held in the Account, and the Firm may issue, or be engaged as underwriter for the issuer of, instruments that the Account may purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Client. The Firm and Personnel may act in a proprietary capacity with long or short positions, in instruments of all types, including those that the Account may purchase, sell, or hold. Such activities could affect the prices and availability of the securities and instruments that the Manager seeks to buy or sell for the Account, which could adversely impact the performance of the Account. Personnel may serve as directors of companies the securities of which the Account may purchase, sell, or hold. The Firm and Personnel may give advice, and take action, with respect to any of the Firm's clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Manager's advisory accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than for the Account. The Firm and Personnel may obtain and keep any commissions and fees accruing to them in connection with their activities as agent or principal in transactions for the Account and other activities for themselves and other clients and their own accounts and the Manager's fees as set forth in this Agreement shall not be abated thereby.

13.    Brokerage and Research Services. In accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Manager may cause the Account and the Investment Funds to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to Other Accounts. These brokerage and research services may assist the Manager in rendering services to Other Accounts, and not all such services will necessarily be used in connection with the Account or a particular Investment Fund. In addition, where permitted by applicable legal and regulatory requirements, the Manager or its affiliates may execute transactions on behalf of the Account. In selecting a broker or dealer, the Manager will take into account the execution capability, financial stability, reputation, access to the market for the securities being traded and the broker’s, dealer's or other market participant's trading expertise, in addition to any other factors the Manager deems necessary.
14.    Account Statements. The Manager shall promptly deliver to the Client periodic (frequency as to be agreed to between Manager and the Client) statements showing all investments of the Account and the net asset value of the units of participation of the Investment Funds held by the Account as of the close of business on the last business day of the relevant period, and such additional statements or reports, at such time or times, as the Client may reasonably request. Such reports shall be reviewed by the Client, and if no written objections are received by the Manager within 90 days of the rendering thereof, the report shall be deemed approved by the Client as to any matter shown therein, subject always to the provisions contemplated below under “Liability”.
15.    Liability. The Manager shall not be liable for any loss to the Account arising out of any action taken or omitted by it in good faith in connection with the Account, except for its own fraud, willful or reckless misconduct or negligence. The Manager shall be entitled to rely on any notice, consent, or other communication, instrument or document believed by it to be genuine and correct and to have been sent by or on behalf of the Client or the Custodian. The Manager shall not be liable for and shall be indemnified and held harmless by the Client against any loss, liability or expense (including, but not limited to, reasonable counsel fees and expenses) arising out of any action taken or omitted to be taken by it, except for any loss, liability or expense primarily attributable to its own fraud, negligence or willful or reckless misconduct.
16.    Fees. The Account shall be responsible for all direct, documented expenses (including, without limitation, brokerage commissions, transfer fees, registration costs, taxes and other similar transaction costs and transaction-related fees and expenses, custody or subcustody fees) incurred pursuant to this Agreement. The compensation for all investment management services hereunder shall be determined as provided in the fee schedule, attached as Schedule C hereto, (the "Fee Schedule"). For the avoidance of doubt, the compensation set forth in the Fee Schedule shall exclude the commissions, costs, taxes, fees and expenses referred to in the first sentence of this Section 17. In addition, the Client will ensure that the Custodian provides the Client a statement at least quarterly indicating all amounts disbursed from the Account, including how much has been paid directly to the Manager.

17.    Confidential Information. All information and advice furnished by the Manager to the Client shall be treated as confidential by the Client and shall not be disclosed to third parties by the Client except as required by law. The Manager's name shall not be disclosed to the public or used by the Client without the prior written approval of the Manager. All client information of the Client shall be treated as confidential by the Manager and shall not be disclosed to the public by the Manager except (i) if such information is already in, or comes into, the Manager's possession as a result of activities unrelated to, or from sources other than, the Client, save in circumstances where the Manager is, or reasonably should have been, aware that such source owed a duty of confidentiality to the Client (ii) if such information is or becomes available to the public or industry sources other than as a result of disclosure by the Manager, (iii) if such disclosure is requested by or through, or related to a judicial, administrative, governmental or selfregulatory organization process, investigation, inquiry or proceeding, or otherwise required by applicable law, or (iv) in order for the Manager to carry out its responsibilities hereunder. Notwithstanding the above, and consistent with Section 6 of this Agreement, the Client authorizes disclosure by the Manager of the Client's name to (i) Brokers and dealers (including without limitation futures commission merchants if futures are permitted by the Investment Guidelines) to facilitate the Manager's trading activities on behalf of the Client, (ii) to State Street or service providers in order to perform certain middle and back office functions, and (iii) subject to prior written consent, consultants and prospective clients as part of a representative client list in connection with the completion of marketing materials. Moreover, the Client hereby authorizes the Manager to share information about the Client and the Client's account ("Client Account Data") with affiliates of the Manager (collectively with the Manager, "DeAM") from time to time for the purpose of: (i) supervising and supporting the management of DeAM's business relationship with the Client, (ii) allowing DeAM Management (or its duly authorized designees) to provide general support to all of DeAM's clients globally, (iii) allowing the Manager to share any fee related information with Manager's Affiliates as part of the referral arrangement, if any; and/or (iv) allowing DeAM Legal and Compliance to analyze regulatory and legal risk that may impact the Client, DeAM's other clients or DeAM. The Client consents to such information sharing notwithstanding the applicability of any data protection, bank secrecy or related laws or regulations which may otherwise operate to restrict the sharing of the Client Account Data. The Client is aware that as a result of such access to Client Account data, a Manager affiliate may be forced under its local law to disclose available Client information to local governmental authorities, agencies or courts. Notwithstanding the foregoing, the Manager and its Affiliates shall safeguard such information in accordance with applicable law but with no less than a reasonable standard of care.
18.    Authorized Signatories. Orders, requests, certificates and instructions with respect to a particular portfolio shall be in writing and signed by an authorized person designated to sign pursuant to a Signature Authority Form in the form of Schedule D attached hereto, which shall be appended to each set of Investment Guidelines, in respect of each portfolio. The Client shall also provide a list of signatories authorized to effect this Agreement and any amendments thereto on behalf of Hamilton Insurance Group, Ltd., as well as any orders, requests, certificates and instructions with respect any portfolio established for the account of Hamilton Insurance Group, Ltd., in the form of Schedule D-1 attached hereto.
19.    Termination. This Agreement shall be effective until terminated by either pai1y upon not less than 30 days' written notice to the other. If this Agreement is terminated during any period of time for which the Manager has not been compensated, the compensation due to the Manager for such period shall be prorated to the date of termination. Final transfer of the liquidated proceeds or in-kind assets of the Account shall be made as of the date of termination to an account specified in writing by the Client, or within such period of time thereafter that may be necessitated by the withdrawal restrictions of any approved investment vehicle being used to hold assets of the Account at that date, as mutually agreed between the Parties.
20.    Notices. Any notice to be given pursuant to this Agreement shall be delivered or mailed by first class mail, postage prepaid, if to the Manager:
James Richard
DWS Investment Management Americas Inc.
Global Client Group
1 International PL FL 12,
02110-2614 Boston, MA, USA
Email: james.d.richard@db.com
with a copy to Legal Department, Deutsche Asset Management 345 Park Avenue, 27th Floor, New York, NY 10154, Attention: Documentation Specialist,
and if to the Client, to the address set forth on the signature page hereto, for the attention of the General Counsel.
21.    Additional Schedules. The additional schedules attached hereto shall be a part of this Agreement.
22.    Assignment. Subject to Section 1 of this Agreement, no assignment of this Agreement shall be made by the Manager without the consent of the Client. For the purposes of this Agreement, the term, "assignment" shall have the meaning given it by Section 202(a)(1) of the Advisers Act.
23.    Entire Agreement; Amendment. This Agreement, the Schedules and the Descriptions constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement and the Schedules attached hereto and made a part hereof may be amended at any time, but only by a written instrument executed by the parties hereto; provided, however, that (i) the Descriptions may be amended by the Manager at any time in accordance with the terms contained therein and (ii) the Investment Guidelines may be amended by the Client at any time, subject to notice of such changes being promptly provided in writing to the Manager, in accordance with the Investment Guidelines.
24.    Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and the rights of the Parties arising hereunder construed in accordance with, the laws of the State of New York (without regard to conflicts of laws provisions thereof) as the same may be amended from time to time. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

25.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed original.
26.    Anti Money Laundering Provisions. To help the government fight the funding of terrorism and money laundering activities, US Federal law and the EU Third Money Laundering Directive require all financial institutions to obtain, verify, and record information that identifies each client that opens an account. What this means for the Client: When the Client seeks to open an account, the Manager will ask for the Client name, address, Tax ID/Employer ID number, other information that will allow the Manager to identify the Client and source of funds. The Manager will also ask for legal documents that establishes the identity of the Client. The Manager also reserves the right to ask for more information on the individuals who are signatories, legal representatives, beneficial owners or control structures reasonably required for the establishment of the Account. At a minimum the Manager will ask for the names of these individuals but may also ask for an address, date of birth, and other information that will allow the Manager to identify the signatories. The Manager may also ask to see the signatory's driver’s license or other identifying documents. Enhanced anti-money laundering requirements require that should any of the above personal or institutional information change; the Client will be immediately obligated to notify the Manager of such changes and provide the Manager with relevant documentation to verify the changes. Any personal information provided by the Client to the Manager in connection with the foregoing shall be protected by the Manager pursuant to applicable data protection laws.
27.    Cross-Trading. Subject to the conflict of interest provisions contemplated herein, to the extent allowed by the law, the Manager may, from time to time, cause the Client to purchase investments from, or sell investments to, another client of the Manager.
28.    Force Majeure. Neither party shall be liable to the other for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation nationalization, expropriation and the imposition of currency restrictions; acts of war terrorism, insurrection or revolution; strikes or work stoppages the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity or other acts of God or any other circumstance not within the control of such party.
29.    Warranties of Performance. Save as required by applicable laws and regulations, no warranty is given by the Manager as to the performance or profitability of the Account or any part of it. No warranty is given by the Manager as to the performance or profitability of the Account or any part of it. The Client acknowledges that any benchmarks that may be referred to in the Investment Guidelines are targets only, and the Manager shall not be liable to Client or to any third party for Manager's failure to meet or outperform any such benchmark.
30.    Jury Trials. In the event of litigation in connection with this Agreement, the parties hereby waive the right to a jury trial.
31.    Legal Proceedings. The Manager may, but is not required to, exercise options, conversion privileges, rights to subscribe to additional shares or other rights acquired with respect to the Account and may, but is not required to, consent to or participate in dissolutions, bankruptcies, reorganizations, consolidations, mergers, sales, leases, mortgages, transfers or other changes affecting the Account. The Manager will not advise or act for the Client in any other legal proceedings, including class actions, involving the Account or issuers of securities held by the Client or any other matter, but shall continue to monitor, and provide advice with respect to the continued holding or selling of the assets of the Account.
32.    Receipt of Form ADV. The Client hereby acknowledges that it received a copy of Part 2 of the Manager's Form ADV prior to or at the time of entering into this Agreement as required under Rule 204-3(b) of the Advisers Act.
33.    Records and Reports. The Manager shall maintain such records pertaining to the furnishing of investment services to the Client under this Agreement for such period of time as may be required under the applicable law. During the term of this Agreement and for a period of three (3) years, thereafter (or such other period as may be agreed between the parties), all such records, required to be maintained, shall be subject to examination by Client and its authorized representatives during reasonable business hours upon reasonable notice. For the avoidance of doubt, and subject to Section 17, the Manager shall keep confidential the records and other information pertaining to the Client obtained or generated by reason of this Agreement.
[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 25th day of April, 2018.

HAMILTON INSURANCE GROUP, LTD.

(for itself and on behalf of its subsidiaries and affiliates)

By
	Name:	Chad Cundliffe
	Title:	Chief Accounting Officer

Address:

Wellesley House North, 1st Floor
90 Pitts Bay Road

Pembroke HM08
Bermuda

DEUTSCHE INVESTMENT
MANAGEMENT AMERICAS
INC.

By
	Name:	John F. Cassedy
	Title:	Managing Director

By
	Name:	James D. Richard
	Title:	Director